Exhibit 99.8
Unless the context indicates otherwise, all references in this Exhibit 99.8 to the
“Company”, “HGI”, “we”, “our” or “us” refer to Harbinger Group Inc.
HARBINGER GROUP INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements for the year ended December 31, 2009 and for the nine-month period ended September 30, 2010, the date of our latest publicly available financial information, gives effect to (i) our acquisition (the “Spectrum Brands Acquisition”) of an aggregate of 27,756,905 shares of common stock, $0.01 per value per share, of Spectrum Brands Holdings, Inc., a Delaware corporation (“SB Holdings”) as well as the effect of (ii) the combination of Spectrum Brands, Inc. (“Spectrum Brands”) and Russell Hobbs, Inc, (“Russell Hobbs”) (the “SB/RH Merger”) and related debt refinancing which was completed by Spectrum Brands on June 16, 2010, (iii) the emergence of Spectrum Brands from bankruptcy in August 2009 and the application of fresh-start accounting and (iv) HGI’s issuance of $350 million of 10.625% senior secured notes due 2015 (the “HGI Notes Offering”) on November 15, 2010.
     The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the Spectrum Brands Acquisition is accounted for under Accounting Standards Codification Topic 805: Business Combinations (“ASC 805”) as a transaction between entities under common control. In accordance with the guidance in ASC 805, the assets and liabilities transferred between entities under common control should be recorded by the receiving entity based on their carrying amounts (or at the historical cost basis of the parent, if these amounts differ). Although we issued shares of our common stock to effect the Spectrum Brands Acquisition, for accounting purposes Spectrum Brands will be treated as the predecessor and receiving entity of HGI since Spectrum Brands was an operating business in prior periods, whereas HGI was not. As Spectrum Brands was determined to be the accounting acquirer in the SB/RH Merger, the financial statements of Spectrum Brands will be presented as our predecessor entity for periods preceding the SB/RH Merger. After the issuance of the shares of our common stock to Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “Harbinger Parties”) to effect the Spectrum Brands Acquisition, our parent (the Harbinger Parties) owns approximately 93% of our outstanding common stock. Spectrum Brands, as the predecessor and under common ownership of the Harbinger Parties, will record HGI’s assets and liabilities at the Harbinger Parties’ basis as of the date that common control was first established (June 16, 2010). The carrying value of HGI’s assets and liabilities approximated the Harbinger Parties’ basis at that date.
     The following unaudited pro forma condensed combined balance sheet at September 30, 2010 is presented on a basis to reflect (i) the Spectrum Brands Acquisition, (ii) the issuance of our common stock to effect the Spectrum Brands Acquisition and (iii) the HGI Notes Offering, as if each had occurred on September 30, 2010. The unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2010 is presented on a basis to reflect (i) the Spectrum Brands Acquisition, (ii) the issuance of our common stock to effect the Spectrum Brands Acquisition, (iii) the SB/RH Merger and (iv) the HGI Notes Offering, as if each had occurred on January 1, 2009. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 is presented on a basis to reflect (i) the Spectrum Brands Acquisition, (ii) the issuance of our common stock to effect the Spectrum Brands Acquisition, (iii) the SB/RH Merger and (iv) the HGI Notes Offering, as if each had occurred on January 1, 2009, and (v) the emergence of Spectrum Brands from bankruptcy in August 2009 and the application of fresh-start accounting, as if the emergence had occurred on October 1, 2008 (the beginning of Spectrum Brands’ fiscal year). Because of different fiscal year-ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 combines the historical consolidated statement of operations of HGI for the year then ended with the derived historical results of operations of Russell Hobbs for the twelve months ended December 31, 2009 and the historical consolidated statement of operations of Spectrum Brands for its fiscal year ended September 30, 2009. The unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2010 combines the historical condensed consolidated statement of operations of HGI for the nine months then ended with the derived historical results of operations of Russell Hobbs for the six months ended March 31, 2010, the last quarter end reported by Russell Hobbs prior to the SB/RH Merger, and the derived historical results of operations of SB Holdings for the nine-month period ended September 30, 2010 (which include Russell Hobbs’ results of operations for the most recent three-month period ended September 30, 2010). Spectrum Brands’ historical consolidated statement of operations for the three-month period ended January 3, 2010 has been excluded from the interim results in order to present results comparable to HGI’s nine-month period ended September 30, 2010. The results of Russell Hobbs have been excluded for the stub period from June 16, 2010, the date of the SB/RH Merger, to July 4, 2010 for pro forma purposes, since comparable results are included in the derived historical results of operations of Russell Hobbs for the six-month period ended March 31, 2010. Pro forma adjustments are made in order to reflect the potential effect of the transactions on the unaudited pro forma condensed combined statement of operations. As a result of the Spectrum Brands Acquisition, the financial statements of Spectrum Brands, as predecessor, will replace those of HGI for periods prior to the Spectrum Brands Acquisition. Those financial statements will reflect the SB/RH Merger effective June 16, 2010. We do not present any pro forma annual periods prior to January 1, 2009 since these would be the same as Spectrum Brands’ historical financial statements as the predecessor to HGI.

     The unaudited pro forma condensed combined financial statements and the notes to the unaudited pro forma condensed combined financial statements were based on, and should be read in conjunction with:
•	our historical unaudited condensed consolidated financial statements and notes thereto for the three and nine months ended September 30, 2010 included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2010;

•	our historical audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2009 included as Annex F to our Definitive Information Statement on Schedule 14C filed with the SEC on November 5, 2010 (the “November Information Statement”) ;

•	SB Holdings’ historical audited consolidated financial statements and notes thereto for the fiscal year ended September 30, 2010 included as Exhibit 99.7 to this Current Report on Form 8-K (the “Current Report”);

•	Russell Hobbs’ historical unaudited consolidated financial statements and notes thereto for the nine months ended March 31, 2010 included in our November Information Statement; and

•	Russell Hobbs’ historical audited consolidated financial statements and notes thereto for the fiscal year ended June 30, 2009 included in our November Information Statement.
     Our historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Spectrum Brands Acquisition, the SB/RH Merger, the emergence of Spectrum Brands from bankruptcy in August 2009 and the application of fresh-start accounting, and the HGI Notes Offering, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on our results. The unaudited pro forma condensed combined financial statements do not reflect any of HGI or SB Holdings managements’ expectations for revenue enhancements, cost savings from the combined company’s operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or restructurings, which could result from the SB/RH Merger.
     The pro forma adjustments are based upon available information and assumptions that the managements of HGI and SB Holdings believe reasonably reflect the Spectrum Brands Acquisition, the SB/RH Merger, the emergence of Spectrum Brands from bankruptcy and the application of fresh-start accounting, and the HGI Notes Offering. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Spectrum Brands Acquisition and other identified events occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2010

	Historical
		Spectrum	Pro Forma
	Harbinger	Brands	Adjustments
	Group Inc.	Holdings	Spectrum
	September 30,	September 30,	Brands		HGI Notes	Pro Forma
	2010	2010	Acquisition	Note	Offering (9)	Combined
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$85,967	$170,614	$—		$333,849	$590,430
Short-term investments	53,965	—	—		—	53,965
Trade and other accounts receivable, net	—	406,447	—		—	406,447
Inventories, net	—	530,342	—		—	530,342
Deferred income taxes	—	35,735	—		—	35,735
Assets held for sale	—	12,452	—		—	12,452
Prepaid expenses and other current assets	1,740	44,122	—		—	45,862

Total current assets	141,672	1,199,712	—		333,849	1,675,233
Property, plant and equipment, net	143	201,164	—		—	201,307
Deferred charges and other	—	46,352	—		—	46,352
Goodwill	—	600,055	—		—	600,055
Intangible assets, net	—	1,769,360	—		—	1,769,360
Other assets	497	56,961	—		11,206	68,664

Total assets	$142,312	$3,873,604	$—		$345,055	$4,360,971

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$20,710	$—		$—	$20,710
Accounts payable	1,452	332,231	—		—	333,683
Accrued and other current liabilities	3,786	309,831	—		—	313,617

Total current liabilities	5,238	662,772	—		—	668,010
Long-term debt	—	1,723,057	—		345,055	2,068,112
Pension liability	3,423	92,725	—		—	96,148
Non-current deferred income taxes	—	277,843	—		—	277,843
Other liabilities	684	70,828	—		—	71,512

Total liabilities	9,345	2,827,225	—		345,055	3,181,625
Commitments and contingencies
Stockholders’ equity:
Common stock	193	514	685	(6c)	—	1,392
Additional paid in capital	132,727	1,316,461	(594,440)	(6a,b,c)	—	854,748
Retained earnings (accumulated deficit)	10,243	(260,892)	100,757	(6a,b)	—	(149,892)
Accumulated other comprehensive loss	(10,223)	(7,497)	13,642	(6a,b)	—	(4,078)
Less treasury stock, at cost	—	(2,207)	2,207	(6c)	—	—

Total stockholders’ equity	132,940	1,046,379	(477,149)		—	702,170
Noncontrolling interest	27	—	477,149	(6b)	—	477,176

Total equity	132,967	1,046,379	—		—	1,179,346

Total liabilities and equity	$142,312	$3,873,604	$—		$345,055	$4,360,971

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2009

	Historical
		Spectrum Brands Inc.
	Harbinger				Russell Hobbs,
	Group Inc.	Successor	Predecessor		Inc.	Pro Forma Adjustments
	12 months	1 month	11 months	12 months	12 months	Spectrum		SB/RH
	ended	ended	ended	ended	ended	Brands		Merger
	December 31,	September 30,	August 30,	September 30,	December 31,	Fresh		Related &		HGI Notes	Pro Forma
	2009	2009	2009	2009	2009	Start	Note	Other	Note	Offering (9)	Combined
			(In thousands, except per share data)
Net sales	$—	$219,888	$2,010,648	$2,230,536	$779,375	$—		$—		$—	$3,009,911

Cost of goods sold	—	155,310	1,245,640	1,400,950	549,220	4,187	(5a,b)	—		—	1,954,357
Restructuring and related charges	—	178	13,189	13,367	—	—		—		—	13,367

Gross profit	—	64,400	751,819	816,219	230,155	(4,187)		—		—	1,042,187

Operating expenses:
Selling	—	39,136	363,106	402,242	117,406	335	(5b)	—		—	519,983
General and administrative	6,290	20,578	145,235	165,813	39,531	19,743	(5b,c)	15,293	(6a,e,f,h)	—	246,670
Research and development	—	3,027	21,391	24,418	4,027	398	(5b)	—		—	28,843
Restructuring and related charges	—	1,551	30,891	32,442	3,813	—		—		—	36,255
Goodwill and intangibles impairment	—	—	34,391	34,391	—	—		—		—	34,391

Total operating expenses	6,290	64,292	595,014	659,306	164,777	20,476		15,293		—	866,142

Operating income (loss)	(6,290)	108	156,805	156,913	65,378	(24,663)		(15,293)		—	176,045

Interest (income) expense	(229)	16,962	172,940	189,902	44,657	—		(55,534)	(6d)	40,206	219,002
Other (income) expense, net	(1,280)	(816)	3,320	2,504	4,013	—		—		—	5,237

(Loss) income from continuing operations before reorganization items and income taxes	(4,781)	(16,038)	(19,455)	(35,493)	16,708	(24,663)		40,241		(40,206)	(48,194)
Reorganization items (expense) income, net	—	(3,962)	1,142,809	1,138,847	—	(1,138,847)	(5d)	—		—	—

(Loss) income from continuing operations before income taxes	(4,781)	(20,000)	1,123,354	1,103,354	16,708	(1,163,510)		40,241		(40,206)	(48,194)
Income tax expense (benefit)	8,566	51,193	22,611	73,804	17,998	(2,572)	(5e)	(8,542)	(6a,g)	—	89,254

(Loss) income from continuing operations	$(13,347)	$(71,193)	$1,100,743	$1,029,550	$(1,290)	$(1,160,938)		$48,783		(40,206)	$(137,448)

Less: Loss from continuing operations attributable to noncontrolling interest	(3)	—	—	—	—	—		(42,553)	(6b)	—	(42,556)

(Loss) income from continuing operations attributable to controlling interest	$(13,344)	$(71,193)	$1,100,743	$1,029,550	$(1,290)	$(1,160,938)		$91,336		$(40,206)	$(94,892)

Basic and diluted loss from continuing operations per share attributable to controlling interest	$(0.69)										$(0.68)
Weighted average shares of common stock outstanding	19,280							119,910	(6c)		139,190

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine-Month Period Ended September 30, 2010

	Historical
			Russell	Pro Forma Adjustments
			Hobbs, Inc.	Elimination of
			6 Month	Russell Hobbs	SB/RH
		Spectrum	Period Ended	Duplicate	Merger
	Harbinger	Brands	March 31,	Financial	Related &		HGI Notes	Pro Forma
	Group Inc.	Holdings, Inc.	2010	Information (7)	Other	Note	Offering (9)	Combined
	(In thousands, except per share data)
Net sales	$—	$1,975,071	$406,412	$(35,755)	$—		$—	$2,345,728
Cost of goods sold	—	1,232,624	275,668	(23,839)	(2,164)	(8b)	—	1,482,289
Restructuring and related charges	—	5,499	—	—	—		—	5,499

Gross profit	—	736,948	130,744	(11,916)	2,164		—	857,940

Operating expenses:
Selling	—	355,524	60,906	(5,962)	—		—	410,468
General and administrative	14,876	156,193	21,616	(4,640)	(168)	(6a,e,f,h)	—	187,877
Research and development	—	24,568	4,217	(659)	—		—	28,126
Acquisition and integration related charges	—	38,452	—	—	(34,675)	(8a)	—	3,777
Restructuring and related charges	—	12,192	3,908	—	—		—	16,100

Total operating expenses	14,876	586,929	90,647	(11,261)	(34,843)		—	646,348

Operating income (loss)	(14,876)	150,019	40,097	(655)	37,007		—	211,592

Interest (income) expense	(156)	227,533	11,556	(3,866)	(98,824)	(6d)	30,219	166,462
Other (income) expense, net	(351)	11,654	6,423	923	—		—	18,649

(Loss) income from continuing operations before income taxes	(14,369)	(89,168)	22,118	2,288	135,831		(30,219)	26,481
Income tax expense (benefit)	(761)	40,690	7,021	(214)	767	(6a,g)	—	47,503

(Loss) income from continuing operations	$(13,608)	$(129,858)	$15,097	$2,502	$135,064		$(30,219)	$(21,022)

Less: (Loss) income from continuing operations attributable to noncontrolling interest	(3)	—	—	—	10,435	(6b)	—	10,432

(Loss) income from continuing operations attributable to controlling interest	$(13,605)	$(129,858)	$15,097	$2,502	$124,629		$(30,219)	$(31,454)

Basic and diluted loss from continuing operations per share attributable to controlling interest	$(0.70)							$(0.23)
Weighted average shares of common stock outstanding	19,286				119,910	(6c)		139,196

Harbinger Group Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands, except per share amounts)
(1) CONFORMING PERIODS
     HGI’s fiscal year-end was December 31 while SB Holdings’ fiscal year-end is September 30 and Russell Hobbs’ fiscal year-end was June 30. In order for the year end pro forma results to be comparable, the Russell Hobbs 12-month period ended December 31, 2009 was calculated as follows:

	Year	Six Months	Six Months	Twelve Months
	Ended	Ended	Ended	Ended
	June 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009
	(A)	(B)	(C)	(D)=(A)+(B)-(C)
Net sales	$796,628	$459,521	$476,774	$779,375
Cost of goods sold	577,138	317,868	345,786	549,220

Gross profit	219,490	141,653	130,988	230,155
Operating expenses:
Selling	128,195	59,116	69,905	117,406
General and administrative	43,760	25,090	29,319	39,531
Research and development	4,813	4,659	5,445	4,027
Restructuring and related charges	9,700	1,769	7,656	3,813

Total operating expenses	186,468	90,634	112,325	164,777

Operating income	33,022	51,019	18,663	65,378
Interest expense	50,221	19,894	25,458	44,657
Other expense, net	4,622	3,224	3,833	4,013

(Loss) income from continuing operations before income taxes	(21,821)	27,901	(10,628)	16,708
Income tax expense	14,042	8,872	4,916	17,998

(Loss) income from continuing operations	$(35,863)	$19,029	$(15,544)	$(1,290)

HGI’S latest reporting period is the third quarter for the nine-month period ended September 30, 2010, while Russell Hobbs’ last reporting period, prior to the SB/RH Merger, was its third quarter results for the nine-month period ended March 31, 2010 and SB Holdings’ latest reporting period is its fiscal year ended September 30, 2010 (which includes results of operations for Russell Hobbs for the three month-period ended September 30, 2010). In order for the unaudited interim pro forma results to be comparable, results of Russell Hobbs and SB Holdings must reflect only nine months. Because Russell Hobbs’ results of operations for the three months ended September 30, 2010 are included in SB Holdings’ historical statement of operations (post SB/RH Merger), Russell Hobbs’ historical financial information for the statement of operations covering the three-month period ended September 30, 2009 has been excluded, as follows:

	Nine Months	Three Months	Six Months
	Ended	Ended	Ended
	March 31,	September 30,	March 31,
	2010	2009	2010
	(A)	(B)	(C) = (A) - (B)
Net sales	$617,281	$210,869	$406,412
Cost of goods sold	422,652	146,984	275,668

Gross profit	194,629	63,885	130,744
Operating expenses:
Selling	87,539	26,633	60,906
General and administrative	35,715	14,099	21,616
Research and development	6,513	2,296	4,217
Restructuring and related charges	4,665	757	3,908

Total operating expenses	134,432	43,785	90,647

Operating income	60,197	20,100	40,097
Interest expense	24,112	12,556	11,556
Other expense (income), net	5,702	(721)	6,423

Income from continuing operations before income taxes	30,383	8,265	22,118
Income tax expense	11,375	4,354	7,021

Income from continuing operations	$19,008	$3,911	$15,097

     To derive SB Holdings’ results for the nine months ended September 30, 2010, Spectrum Brands’ historical financial information for the statement of operations covering the three-month period ended January 3, 2010 has been excluded, as follows:

	SB Holdings	Spectrum Brands	SB Holdings
	Fiscal Year	Three Months	Nine Months
	Ended September	Ended January 3,	Ended September 30,
	30, 2010	2010	2010
	(A)	(B)	(C) = (A) - (B)
Net sales	$2,567,011	$591,940	$1,975,071
Cost of goods sold	1,638,451	405,827	1,232,624
Restructuring and related charges	7,150	1,651	5,499

Gross profit	921,410	184,462	736,948
Operating expenses:
Selling	466,813	111,289	355,524
General and administrative	199,386	43,193	156,193
Research and development	31,013	6,445	24,568
Acquisition and integration related charges	38,452	—	38,452
Restructuring and related charges	16,968	4,776	12,192

Total operating expenses	752,632	165,703	586,929

Operating income	168,778	18,759	150,019
Interest expense	277,015	49,482	227,533
Other expense, net	12,300	646	11,654

Loss from continuing operations before reorganization items and income taxes	(120,537)	(31,369)	(89,168)
Reorganization items expense, net	3,646	3,646	—

Loss from continuing operations before income taxes	(124,183)	(35,015)	(89,168)
Income tax expense	63,189	22,499	40,690

Loss from continuing operations	$(187,372)	$(57,514)	$(129,858)

(2) BASIS OF PRO FORMA PRESENTATION
     The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of HGI, Russell Hobbs, Spectrum Brands and SB Holdings. To derive the financial statements for SB Holdings, Spectrum Brands’ historical financial statements for the fourth calendar quarter of 2009 have been excluded. The historical financial statements for Russell Hobbs includes the fourth calendar quarter of 2009 in both the annual 2009 and interim 2010 unaudited pro forma condensed combined financial statements presented herein; the results of operations for Russell Hobbs for the three-month period ended September 30, 2010 are included in SB Holdings’ historical statement of operations for the nine-month period ended September 30, 2010. The predecessor of the historical financial statements of SB Holdings is Spectrum Brands. The Spectrum Brands Acquisition is accounted for as a merger among entities under common control with SB Holdings/Spectrum Brands as the predecessor and receiving entity of HGI.
(3) SIGNIFICANT ACCOUNTING POLICIES
     The unaudited pro forma condensed combined financial statements of HGI do not assume any differences in accounting policies between HGI and SB Holdings. HGI will review the accounting policies of HGI and SB Holdings to ensure conformity of HGI’s accounting policies to those of SB Holdings (as predecessor) and, as a result of that review, HGI may identify differences between the accounting policies of these companies that, when conformed, could have a material impact on the combined financial statements. At this time, HGI is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements.
(4) ACQUISITION OF RUSSELL HOBBS BY SPECTRUM BRANDS IN SB/RH MERGER
     Russell Hobbs was acquired by SB Holdings as a result of the SB/RH Merger on June 16, 2010. The consideration was in the form of newly-issued shares of common stock of SB Holdings exchanged for all of the outstanding shares of common and preferred stock and certain debt of Russell Hobbs held by the Harbinger Parties. Inasmuch as Russell Hobbs was a private company and its common stock was not publicly traded, the closing market price of the Spectrum Brands common stock at June 15, 2010 was used to calculate the purchase price. The total purchase price of Russell Hobbs was approximately $597,579 determined as follows:

Spectrum Brands closing price per share on June 15, 2010	$28.15
Purchase price — Russell Hobbs allocation — 20,704 shares(1)(2)	$575,203
Cash payment to pay off Russell Hobbs’ North American credit facility	22,376

Total purchase price of Russell Hobbs	$597,579

(1)	Number of shares calculated based upon conversion formula, as defined in the SB/RH Merger agreement, using balances as of June 16, 2010.

(2)	The fair value of 271 shares of unvested restricted stock units as they relate to post combination services will be recorded as operating expense over the remaining service period and were assumed to have no fair value for the purchase price.
     The total purchase price for Russell Hobbs was allocated to the preliminary net tangible and intangible assets of Russell Hobbs by SB Holdings based upon their preliminary fair values at June 16, 2010 and is reflected in SB Holdings’ historical consolidated statement of financial position as of September 30, 2010 as set forth below. The excess of the purchase price over the preliminary net tangible assets and intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a valuation for which the estimates and assumptions are subject to change within the measurement period (up to one year from the acquisition date). The primary areas of the preliminary purchase price allocation that are not yet finalized relate to certain legal matters, amounts for income taxes including deferred tax accounts, amounts for uncertain tax positions, and net operating loss carryforwards inclusive of associated limitations, and the final allocation of goodwill. SB Holdings expects to continue to obtain information to assist it in determining the fair values of the net assets acquired at the acquisition date during the measurement period. The preliminary purchase price allocation for Russell Hobbs is as follows:

Current assets	$307,809
Property, plant and equipment	15,150
Intangible assets	363,327
Goodwill	120,079
Other assets	15,752

Total assets acquired	822,117

Current liabilities	142,046
Total debt	18,970	(1)
Long-term liabilities	63,522

Total liabilities assumed	224,538

Net assets acquired	$597,579

(1)	Represents indebtedness of Russell Hobbs assumed in the SB/RH Merger.
(5) PRO FORMA ADJUSTMENT — FRESH-START REPORTING
     Spectrum Brands emerged from bankruptcy on August 28, 2009 (the “Effective Date”) and, in accordance with ASC 852, adopted fresh-start reporting since the reorganization value of the assets of Spectrum Brands immediately prior to the Effective Date (“Predecessor Company”) of the plan of reorganization was less than the total of all post-petition liabilities and allowed claims, and the holders of the Predecessor Company’s voting shares immediately before the Effective Date received less than 50 percent of the voting shares of the emerging entity.
     Spectrum Brands analyzed the transactions that occurred during the two-day period from August 29, 2009, the day after the Effective Date, and August 30, 2009, the fresh-start reporting date, and concluded that such transactions were not material individually or in the aggregate as such transactions represented less than one percent of the total net sales for the fiscal year ended September 30, 2009. As a result, Spectrum Brands determined that August 30, 2009 would be an appropriate fresh-start reporting date to coincide with Spectrum Brands’ normal financial period close for the month of August 2009. Upon adoption of fresh-start reporting, periods ended prior to August 30, 2009 are not comparable to those of Spectrum Brands after the Effective Date (“Successor Company”).
     These pro forma adjustments represent the fresh-start adjustments as if Spectrum Brands’ fresh-start reporting had occurred on October 1, 2008, the beginning of its fiscal year. The adjustments made are as follows:
     a) An adjustment of $48,762 was recorded to adjust inventory to fair value. As a result of this increase in inventory, $16,319 was recorded as cost of goods sold within the Spectrum Brands consolidated statement of operations for the year ended September 30, 2009. This cost has been excluded from the unaudited pro forma condensed combined statement of operations as this amount is considered non-recurring.
     b) Spectrum Brands recorded an increase of $34,699 to adjust the net book value of property, plant and equipment to fair value giving consideration to their highest and best use. Key assumptions used in the valuation of Spectrum Brands’ property, plant and equipment were a combination of the cost and market approach, depending on whether market data was available. The step up in depreciation expense associated with this increase in book value was $21,723 for the period from October 1, 2008 to August 30, 2009. This is reflected in the statement of operations as follows:

Eleven Month Period
Ended
August 30, 2009
Step-up Adjustment
Cost of goods sold	$20,506
Selling	335
General and administrative	484
Research and development	398

Total	$21,723

     c) Certain indefinite-lived intangible assets, which include trade names, trademarks and technology, were valued using a relief from royalty methodology. Customer relationships were valued using a multi-period excess earnings method. Certain intangible assets are subject to sensitive business factors of which only a portion are within control of Spectrum Brands’ management. The total fair value of indefinite and definite lived intangibles was $1,459,500 as of August 30, 2009. The incremental intangible amortization associated with the increase in indefinite lived intangible assets was $19,260 for the period from October 1, 2008 to August 30, 2009.
     d) In connection with its emergence from bankruptcy, Spectrum Brands incurred certain expenses and recorded certain income, gains and losses as Reorganization items expense (income), net. Since these items are directly attributable to Spectrum Brands’ emergence from bankruptcy and are not expected to have a continuing impact on the combined entity’s results, they have been eliminated from these pro forma financial statements. Reorganization items expense (income), net, for the eleven-month period ended August 30, 2009 and the one-month period ended September 30, 2009 are summarized as follows:

	Successor Company	Predecessor Company
	One Month	Eleven Months
	Ended	Ended
	September 30, 2009	August 30, 2009
Legal and professional fees	$3,962	$74,624
Deferred financing costs	—	10,668
Provision for rejected leases	—	6,020

Administrative related reorganization items	3,962	91,312
Gain on cancellation of debt	—	(146,555)
Fresh-start reporting adjustments	—	(1,087,566)

Reorganization items expense (income), net	$3,962	$(1,142,809)

     e) Spectrum Brands recorded a decrease of $2,572 of net tax expense for non-U.S. subsidiaries for the period from October 1, 2008 to August 30, 2009. During all periods presented, Spectrum Brands had a full valuation allowance for all net U.S. deferred tax assets, exclusive of indefinite-lived intangibles. Due to Spectrum Brands’ full valuation allowance position, any tax effect of the fresh-start pro forma adjustments for the U.S. parent and U.S. subsidiaries would be offset by an adjustment to the valuation allowance. As such, Spectrum Brands has recorded a zero tax effect for the pro forma adjustments related to the U.S. parent and U.S. subsidiaries.
(6) PRO FORMA ADJUSTMENTS — OTHER
     a) To effect the Spectrum Brands Acquisition, HGI issued its common stock to the Harbinger Parties in exchange for the controlling financial interest in SB Holdings. After this issuance of shares, the Harbinger Parties own approximately 93% of HGI’s outstanding common stock. Spectrum Brands as the receiving and predecessor entity and under common control of the Harbinger Parties will record HGI’s assets and liabilities at the Harbinger Parties’ basis as of the date common control was established. The carrying value of HGI’s assets and liabilities approximated the Harbinger Parties’ basis at the date that common control with SB Holdings was established (June 16, 2010). However, adjustments were made to income taxes and pension expense to reflect the effect of rolling back the Harbinger Parties’ basis in HGI to the January 1, 2009 assumed transaction date for purposes of the unaudited condensed combined pro forma statements of operations. This results in a decrease in General and administrative expense for pension expense in the amount of $881 and $689 for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, respectively. Similarly, the tax adjustment is as shown in the unaudited pro forma condensed combined financial statements for the year ended December 31, 2009 and the nine-month period ended September 30, 2010 included herein.
     The financial statements of SB Holdings/Spectrum Brands, as predecessor, will replace those of HGI for periods prior to the date common control with SB Holdings was established (June 16, 2010) and, as such, these adjustments eliminate HGI’s historical retained earnings and accumulated other comprehensive loss prior to that date as well as the subsequent amortization through September 30, 2010 of accumulated other comprehensive loss to retained earnings (through HGI’s historical net loss for the period).

     b) Adjustment reflects the noncontrolling interest in SB Holdings upon the completion of the Spectrum Brands Acquisition. HGI owns approximately 54.4% of the outstanding SB Holdings common stock, subsequent to the Spectrum Brands Acquisition. The allocation to noncontrolling interest from the components of stockholders’ equity reflects 45.6% of SB Holdings’ stockholders’ equity at September 30, 2010.
     c) Adjustment reflects the 119,910 shares of HGI common stock issued as a result of the Spectrum Brands Acquisition. The adjustment also reflects the elimination of SB Holdings’ historical capital structure.
     d) The SB/RH Merger resulted in a substantial change to the SB Holdings’ debt structure, as further discussed in the notes to the SB Holdings historical financial statements included as Exhibit 99.7 to this Current Report. The change in interest expense is $55,534 and $98,824 for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, respectively. The adjustment consists of the following:

			Nine Months
	Assumed	Fiscal Year Ended	Ended
	Interest Rate	December 31, 2009	September 30, 2010
$750,000 Term loan	8.1%	$60,750	$45,055
$750,000 Senior secured notes	9.5%	71,250	52,646
$231,161 Senior subordinated notes	12.0%	27,739	20,804
$22,000 ABL revolving credit facility	6.0%	1,320	990
Foreign debt, other obligations and capital leases	—	4,243	7,207
Amortization of debt issuance costs	—	13,723	9,697

Total pro forma interest expense		179,025	136,399
Less: elimination of historical interest expense		234,559	235,223

Pro forma adjustment		$(55,534)	$(98,824)

     An assumed increase or decrease of 1/8 percent in the interest rate assumed above with respect to the $750,000 term loan and the $22,000 ABL revolving credit facility, which have variable interest rates, would impact total pro forma interest expense by $965 and $723 for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, respectively.
     e) Adjustment reflects increased amortization expense associated with the fair value adjustment of Russell Hobbs’ intangible assets of $9,535 and $4,806 for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, respectively. The adjustment for the nine-month period ended September 30, 2010 reflects an adjustment to the Russell Hobbs historical six-month period ended March 31, 2010 only (the last reported period prior to the SB/RH Merger), as the Russell Hobbs acquisition is already reflected in the last three months of SB Holdings’ nine-month period ended September 30, 2010.
     f) Adjustment reflects an increase in equity awards amortization of $7,622 for the year ended December 31, 2009 and a decrease in equity awards amortization of $3,534 for the nine-month period ended September 30, 2010, respectively, to reflect equity awards issued in connection with the SB/RH Merger which had vesting periods ranging from 1-12 months. As a result, assuming the transaction was completed on January 1, 2009, these awards would be fully vested in the period ended December 31, 2009. For purposes of this pro forma adjustment, fair value is assumed to be the average of the high and low price of Spectrum Brands’ common stock at June 16, 2010 of $28.24 per share, management’s most reliable determination of fair value.
     g) As a result of Russell Hobbs’ and Spectrum Brands’ existing income tax loss carryforwards in the United States, for which full valuation allowances have been provided, no deferred income taxes have been established and no income tax has been provided in the pro forma adjustments related to the SB/RH Merger.
     h) Adjustment reflects decreased depreciation expense associated with the fair value adjustment of Russell Hobbs’ property, plant and equipment of $983 and $751 for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, respectively. The adjustment for the nine-month period ended September 30, 2010 reflects an adjustment to the Russell Hobbs historical six-month period ended March 31, 2010 only (the last reported period prior to the SB/RH Merger), as the Russell Hobbs acquisition is already reflected in the last three months of SB Holdings’ nine-month period ended September 30, 2010. The adjustments have been recorded to General and administrative expense. Pro forma impacts to Cost of goods sold for depreciation associated with the fair value adjustment of Russell Hobbs’ equipment is considered immaterial.
(7) PRO FORMA ADJUSTMENT — ELIMINATION OF DUPLICATE FINANCIAL INFORMATION
     This pro forma adjustment represents the elimination of the financial data from June 16, 2010 through July 4, 2010 of Russell Hobbs that is reflected in SB Holdings’ historical financial statements. These are considered duplicative because a full nine months of financial results for Russell Hobbs has been reflected in the unaudited condensed combined pro forma statement of operations for the interim period consisting of the six-month Russell Hobbs historical period ended March 31, 2010, prior to the SB/RH Merger, and the three month period ended September 30, 2010, subsequent to the SB/RH Merger, included in SB Holdings’ historical statement of operations for the nine-month period ended September 30, 2010.
(8) NON-RECURRING COSTS
     a) SB Holdings’ financial results for the nine months ended September 30, 2010 include $34,675 of expenses related to the SB/RH Merger. These costs include severance and fees for legal, accounting, financial advisory, due diligence, tax, valuation, printing and other various services necessary to complete this transaction and were expensed as incurred. These costs have been excluded from the unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2010 as these amounts are considered non-recurring.
     b) SB Holdings increased Russell Hobbs’ inventory by $2,504, to estimated fair value, upon completion of the SB/RH Merger. Cost of sales increased by this amount during the first inventory turn subsequent to the completion of the SB/RH Merger. $340 was recorded in the three months ended July 4, 2010 and has been eliminated as part of the “Elimination of duplicate financial information” adjustments discussed in Note (7) above. The remaining $2,164 was recorded in SB Holdings’ historical statement of operations for the nine-month period ended September 30, 2010 which amount has been eliminated as a pro forma adjustment related to the SB/RH Merger. These costs have been excluded from the unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2010 as these amounts are considered non-recurring.
(9) PRO FORMA ADJUSTMENTS RELATED TO THE HGI NOTES OFFERING
On November 15, 2010, HGI issued $350 million of 10.625% senior secured notes (the “Notes”) due 2015 in private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The issue price of the Notes was 98.587% of par. The pro forma cash adjustment of $333,849 reflects the $345,055 proceeds from the HGI Notes Offering (which is net of the original issue discount of $4,945), less debt issuance costs of $11,206.
The incremental interest expense related to the Notes was calculated as follows

	Year Ended	Nine Months Ended
	December 31, 2009	September 30, 2010
Interest expense on Notes at 10.625%	$37,187	$27,891
Amortization of original issue discount on Notes	790	653
Amortization of debt issuance costs	2,229	1,675
Pro forma adjustment	$40,206	$30,219

As a result of HGI’s existing income tax loss carryforwards, for which valuation allowances have been provided, no income tax benefit has been reflected in the pro forma adjustments related to HGI.